Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of C&J Energy Services Ltd. (formerly Nabors Red Lion Limited) of our report dated March 2, 2015 relating to the financial statements and financial statement schedule, which appears in Nabors Red Lion Limited’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

July 15, 2015